AGREEMENT AND PLAN OF MERGER



                                  among



                           ESYNCH CORPORATION,


                  ESYN KISSCO ACQUISITION CORPORATION,

                                  AND

                       KISS SOFTWARE CORPORATION




                     DATED AS OF FEBRUARY 26, 1999







                           AGREEMENT AND PLAN
                               OF MERGER

              THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made as of this 26th day of February, 1999, by and among ESYNCH CORPORATION, a Delaware corporation ("ESYNCH"); ESYN KISSCO ACQUISITION CORPORATION, a Delaware corporation ("Acquisition Sub"); KISS SOFTWARE CORPORATION, a California corporation ("Kissco"); and present stakeholders of Kissco identified as such on the signature page hereto ("Kissco Holders").

             WHEREAS, the parties desire to adopt a plan of reorganization intended to effect a tax-free Merger under SectionSection 361(a) and 368(a)(1)(A) of the Code (as defined below), pursuant to which Kissco will merge with Acquisition Sub, with Kissco being the surviving corporation, and all of the capital stock of Kissco will be cancelled in exchange for voting stock of ESYNCH (the "Merger");

             WHEREAS, the Boards of Directors of ESYNCH, Acquisition Sub and Kissco, and the shareholder(s) of Acquisition Sub and Kissco each (i) has determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined hereinafter) are fair to it and in its best interests, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, all on the terms and subject to the conditions set forth in this Agreement.

             NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     SECTION 1. Certain Definitions.

     "CGCL" means the California General Corporation Law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Dissenting Shares" shall have the meaning given in Section 1300 et seq. of the CGCL.

     "Effective Date" means the date on which the Merger becomes effective in accordance with the CGCL.

     "Effective Time" means the time the Merger becomes effective in accordance with the CGCL.

     "Escrow Agreement" means an Escrow Agreement on terms mutually acceptable to Kissco and ESYNCH for the purposes contemplated in
     Section 8.

     "Exchange Ratio" as defined herein means the "Preferred Exchange Ratio" or the "Common Exchange Ratio" or the "Option Exchange Ratio" as the context requires. The Exchange Ratio is calculated based on the issuance or reservation for future issuance of only 1,591,321 ESYNCH Common Shares, divided among the actual number immediately prior to the Effective Time of Fully-Diluted Kissco Shares. Accordingly, the Common Exchange Ratio is estimated at .181557136 based on preliminary calculations, and the Preferred Exchange Ratio is estimated at
     0.4183964 based on preliminary calculations, and the Option Exchange Ratio is estimated at 0.194270501 based on preliminary calculations, using assumptions that there will be 4,230,000 outstanding Kissco Common Shares (including all shares issuable upon conversion of the Kissco Subordinated Notes), 840,000 Kissco Common Shares reserved for issuance under Kissco Options, 1,577,803 outstanding Kissco Preferred Shares, and 100,000 ESYNCH Common Shares deposited in the Escrow (as defined in the Escrow Agreement). If the actual numbers of Kissco Preferred Shares, Kissco Common Shares, Kissco Options, or Fully-Diluted Kissco Shares outstanding immediately prior to the Effective Time differ from those assumptions, appropriate adjustments will be made to the Exchange Ratio prior to the Effective Time consistent with the foregoing calculations.

     "Excluded Shares" shall mean any Kissco Shares held of record as of the Effective Time by ESYNCH or any subsidiary of ESYNCH.

     "Fully-Diluted Kissco Shares" means the sum of (a) the number of Kissco Common Shares issued and outstanding, plus (b) the number of Kissco Common Shares that are subject to issuance upon exercise or conversion of outstanding preferred stock, stock warrants, stock options, conversion rights and other similar rights, whether or not such warrants, options and rights are currently exercisable or convertible or are subject to any contingency, in each case determined as of the Closing Date.

     "ESYNCH Common Shares" means the shares of common stock, par value $.001 per share, as presently authorized.

     "ESYNCH Options" means the options to purchase ESYNCH Common Shares on the terms contemplated by this Agreement.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, compilations, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), source code, algorithms, and object code, and (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "Kissco Common Shares" means the issued and outstanding shares of Common Stock, $0.001 par value, of Kissco determined as of the Closing Date.

     "Kissco Options" means the outstanding options to purchase Kissco Common Shares, whether or not exercisable, determined as of the Closing Date.

     "Kissco Preferred Shares" means the issued and outstanding shares of Series A Preferred Stock, $0.001 par value, of Kissco determined as of the Closing Date.

     "Kissco Shares" means and includes both (a) Kissco Common Shares, and
     (b) Kissco Preferred Shares.

     "Kissco Subordinated Notes" means the Subordinated Convertible Promissory Notes dated February 27, 1998, in the original principal amount of $354,297 issued by Kissco to Donald C. Watters and Sigmund A. Fidyke III.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Surviving Corporation" shall have the meaning given in Section 2(a) of this Agreement.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Trading Price" shall mean (A) the closing sale price of the ESYNCH Common Shares as reported by the principal trading market of the ESYNCH Common Shares if they are traded on a national securities exchange or quoted on a national quotation system of a national association of securities dealers (such as the Nasdaq National Market or Nasdaq SmallCap Market) on the day concerned, and if no sales occur on such day, then the closing sale price on the first prior trading day on which at least one sale occurs on such principal market, or (B) if the ESYNCH Common Shares are not traded on a national securities exchange or quoted on such a national quotation system, then the closing bid price of the ESYNCH Common Shares, if a closing bid price is reported on such day on the over-the-counter bulletin board, and if not, then the reported closing bid price on the first prior trading day on which such a closing bid price is reported for the ESYNCH Common Shares or
     (C) if the prices for ESYNCH Common Shares have not been reported on any national securities exchange, automated quotation systems of a national association of securities dealers or the over-the-counter bulletin board for the immediately preceding ten (10) trading days, then the opening bid price for the ESYNCH Common Shares on the next trading day on which so reported.

     SECTION 2. The Merger; Other Exchanges of Securities.

     (A) The Merger. Kissco and Acquisition Sub shall be the constituent corporations in the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Merger shall be implemented by means of a merger (hereinafter sometimes referred to as the "Merger") of Acquisition Sub with and into Kissco in accordance with
     Section 1100 et seq. of the CGCL, to be effected by the filing of a Merger Agreement (the "Merger Agreement") in form mutually acceptable to Kissco and ESYNCH in accordance with the applicable terms of this Agreement, with the California Secretary of State and the Delaware Secretary of State along with all certificates required by such law. Such Merger Agreement shall be filed prior to, and the Merger shall be effective at the time (the "Effective Time") specified in such filing. In accordance with such statutes, at the Effective Time, the Acquisition Sub shall be merged with and into Kissco, the separate corporate existence of Acquisition Sub shall cease, and Kissco shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California. From and after the Effective Time and thereafter until amended as provided by law, the Articles of Incorporation of Kissco as in effect immediately prior to the effective time shall become the Articles of Incorporation of the Surviving Corporation. From and after the Effective Time and thereafter until amended as provided by law, the Bylaws of Kissco as in effect immediately prior to the effective time shall become the Bylaws of the Surviving Corporation, except that the Bylaws of the Surviving Corporation shall be amended such that the number of directors shall be one, which number may be changed from time to time, by a resolution duly adopted by the shareholders or a majority of the directors then in office. The directors and officers of the Surviving Corporation shall be as designated by ESYNCH in the Merger Agreement or otherwise, and each such director or officer shall serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Articles of Incorporation and Bylaws.

     (B)  Treatment of Kissco Shares and Acquisition Sub Stock.

           (I) Conversion of Kissco Common Shares, Kissco Preferred Shares and Acquisition Sub Stock. At the Effective Time, each of the Kissco Common Shares issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares, if any) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of ESYNCH Common Shares equal to the Common Exchange Ratio, and each of the Kissco Preferred Shares issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares, if any) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of ESYNCH Common Shares equal to the Preferred Exchange Ratio (the "Merger Consideration"). All Kissco Shares shall, as of the Effective Time, no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger Consideration into which the shares of Kissco Shares represented by such certificate have been converted. As of the Effective Time, all Excluded Shares, if any, shall cease to exist and the certificates for such shares shall, as promptly as practicable thereafter, be cancelled and no payments shall be made in consideration therefor. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration provided for in Section 2(b)(i) hereof, but, instead, the holders thereof shall be entitled to payment for such Dissenting Shares in accordance with the provisions of Chapter 13 of the CGCL, unless and until a holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal and payment, as the case may be.
      Kissco shall (a) comply with the provisions of Sections 1300 et seq. of the CGCL applicable to it in a prompt and expeditious manner, (b) give ESYNCH prompt written notice of (i) the identities of all Kissco shareholders who have perfected rights to dissent pursuant to the CGCL and (ii) the receipt of any notice from any Kissco shareholder demanding the purchase of his, her or its Kissco Common Shares, (c) not settle or offer to settle any such demands without the prior written consent of ESYNCH, and (d) not, without the prior written consent of ESYNCH, waive any vote in favor of the Merger or failure of any Kissco shareholder timely to take any other action required under CGCL. At the Effective Time, the shares of common stock of Acquisition Sub then issued and outstanding shall be converted into a like number of shares of common stock of the Surviving Corporation, which thereafter shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation.

           (II) Exchange of Certificates. After the Effective Time, each holder of a certificate or certificates theretofore representing issued and outstanding Kissco Shares (other than the Dissenting Shares and Excluded Shares) shall, upon the surrender of such certificates to ESYNCH, or an exchange agent designated by ESYNCH, be entitled to receive, in exchange for each of the shares represented by such certificate or certificates so surrendered, an amount in ESYNCH Common Shares equal to the Merger Consideration, less any required withholding of Taxes (as hereinafter defined). The holder of a certificate that prior to the Merger represented issued and outstanding Kissco shall have no rights, after the Effective Time, with respect to each such share except to surrender the certificate in exchange for the Merger Consideration, without interest thereon or, if applicable, to perfect such rights as a holder of Dissenting Shares as such holder may have pursuant to the applicable provisions of Chapter 13 of the CGCL.
     Within ten (10) business days after the Effective Time, the Surviving Corporation will send to each holder of Kissco Shares at the Effective Time a letter of transmittal for use in such exchange. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, ESYNCH will deliver, or cause to be delivered, in exchange for such lost, stolen or destroyed certificate, certificates representing the Merger Consideration payable in respect thereof.

           (III) Certain Taxes. If any certificates representing Merger Consideration are to be registered in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such delivery of Merger Consideration that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to ESYNCH, in advance, any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the satisfaction of ESYNCH that such Tax has been paid or is not payable.

           (IV) Closing of Transfer Books. At the Effective Time, the transfer books for Kissco Common Shares shall be closed, and no transfer of Kissco Shares shall thereafter be made on such books. If, after the Effective Time, certificates representing any such shares are presented for transfer to ESYNCH, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2.

     (C) Fractional Shares. No certificates or scrip representing fractional share interests in ESYNCH Common Shares will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. ESYNCH shall arrange for the disposition of fractional interests such that a holder of Kissco Shares shall receive, in lieu of any fraction of a ESYNCH Common Share to which the holder would otherwise be entitled, a cash payment therefor, rounded to the nearest cent, on the basis of the Trading Price. If more than one certificate representing Kissco Shares shall be surrendered at one time for the account of the same stockholder, the number of full ESYNCH Common Shares which shall be issued shall be computed on the basis of the aggregate number of shares represented by the Kissco Common Share certificates so surrendered. In the event that ESYNCH's Exchange Agent determines in good faith that a holder of Kissco Shares has not tendered all his certificates for exchange, such Exchange Agent may carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share.

     (D) Treatment of Kissco Options. At the Effective Time of the Merger, ESYNCH Corporation shall assume and continue the Kissco 1997 Stock Option Plan and any other outstanding Kissco Options, with such adjustments as are required so as not to increase or diminish the benefits thereof to the optionees, such that the Kissco Options are exchanged for ESYNCH Options to purchase, at the same aggregate exercise price, a number of ESYNCH Common Shares equal to the Option Exchange Ratio for each one Kissco Common Share that such optionee would have received had the optionee exercised the KISSCO Options prior to the Merger. An appropriate number of ESYNCH Common Shares shall be reserved for issuance upon the exercise of such stock options. None of the Kissco Options shall be accelerated or otherwise modified.

     (E) Treatment of Kissco Subordinated Notes. Prior to the Effective Time, Kissco and all of the holders Kissco Subordinated Notes will enter into one or more agreements in form and substance acceptable to ESYNCH that provide for the treatment Kissco Subordinated Notes as described herein. Prior to the Effective Time, the Kissco Subordinated Notes shall be converted into Kissco Common Shares in accordance with their terms to the maximum extent permitted under the terms thereof. The remaining balance, which shall not exceed $272,297, will continue after the Effective Time, without acceleration of maturity.

     (F) Escrow of 100,000 ESYNCH Common Shares. ESYNCH shall deliver to the Escrow Agent, as defined in the Escrow Agreement, an aggregate of 100,000 ESYNCH Common Shares, registered in the names of the respective holders of Kissco Shares (other than Dissenting Shares and Excluded Shares) and in the denominations set forth in the Escrow Agreement, which shall be pro rata to the number of ESYNCH Common Shares deliverable to each such holder as Merger Consideration.

     SECTION 3. Other Agreements.

     (A) Promptly following the execution and delivery of this Agreement, the parties shall issue a joint press release in a form mutually to be agreed upon. The parties shall not, and shall instruct their representatives not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the Merger without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that any party determines, based upon the advice of counsel, that a press release, disclosure in a public filing, or other public disclosure of or reference to this Agreement, the Merger or the other party is required by law, the former party shall first use reasonable efforts to notify the latter party of the potential disclosure, and use reasonable efforts to afford the latter party a reasonable opportunity to review and comment on the proposed disclosure, provided that the consent of the latter party for such publication shall not be required in any such instance. In addition, ESYNCH shall file on a timely basis a Current Report on Form 8-K reporting this transaction as an acquisition, and make any additional filings and reports as may be required or advisable under applicable law.
     (B) Promptly following the date of execution of this Agreement, ESYNCH shall file a Form D with the SEC regarding the Merger, and make all other necessary or advisable filings under California and other applicable state securities laws, as necessary or advisable to obtain appropriate exemptions from registration or qualification under federal and applicable state securities laws. Except as expressly disclosed in writing by Kissco, ESYNCH shall understand that the Kissco shareholders are residents of California. In order to perfect such exemptions as are available under Regulation D and the California Corporate Securities Law, and other applicable laws, Kissco shall require that prior to the Effective Time the holders of Kissco Shares and Kissco Options consent and acknowledge in writing that the ESYNCH Common Shares or ESYNCH Options, as the case may be, being acquired by the holder are being acquired for the person's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof, that ESYNCH is issuing the ESYNCH Common Shares and ESYNCH Options without registering such shares under the Securities Act of 1933 (the "Act") on the basis of certain exemptions from such registration requirement, and accordingly that the person acknowledges that the certificates evidencing the ESYNCH Common Shares and ESYNCH Options shall bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer, and the person may be required to hold the ESYNCH Common Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available, and that the person has received a copy of the Filings (as defined below) and understands that all rights and obligations connected with this Agreement are set forth in this Agreement, acknowledges having had an opportunity to request and receive additional information from ESYNCH, its being experienced and sophisticated in financial and business matters sufficient to protect its interests in this transaction and to evaluate the merits and risks of the Merger and its being in such financial condition so as to be able to invest in illiquid securities for an indefinite period of time.
     (C) On the Closing Date, Kissco shall cause to be delivered to ESYNCH and Acquisition Sub such resignations of directors and officers of Kissco and cause to take effect such amendments of its bylaws as may be necessary or appropriate to elect Thomas Hemingway and other designates of Acquisition Sub to constitute all of the members of Kissco's Board of Directors and officers.
     (D) Following the Closing, ESYNCH shall continue to file reports with the SEC as required in Rule 144(c)(1), or any successor rule, for a period of at least twenty-four (24) months immediately following the Closing, or such longer period as any Kissco Holder shall be deemed an affiliate of ESYNCH on account of being an officer or director of ESYNCH or its receipt and holding of Merger Consideration, or such shorter time as any ESYNCH Common Shares are outstanding, and ESYNCH shall take all other actions as may reasonably be required of ESYNCH in order that Rule 144, or any successor rule, may be available to the shareholders of ESYNCH who satisfy the provisions of the rule applicable to the holder or its offer or sale of securities.
     (E) Until five years from the Effective Time, unless otherwise required by applicable law, the articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents that are set forth in the articles of incorporation and bylaws of Kissco, as in effect on the date hereof. True and correct copies, including all amendments, of the articles and bylaws of Kissco have been provided to ESYNCH. The purpose of this provision is to assure that the Surviving Corporation does not deny indemnity claims under its articles of incorporation or bylaws that would be allowed as to actions or inactions that occurred prior to the Effective Time but for such subsequent amendment, and shall not be construed to cover any actions or inactions occurring after the Effective Time.

     SECTION 4. Representations and Warranties of Kissco. As of the date hereof, and as of the Closing Date, Kissco and the Kissco Holders hereby represent and warrant to ESYNCH, except as set forth on Kissco's Disclosure Schedule, as follows:

     (A) Kissco is a corporation duly organized and existing and in good standing under the laws of the State of California and Kissco has all necessary corporate power and authority to own and conduct its business as currently conducted. Kissco is not required by the nature of its business or properties to be qualified to do business as a foreign corporation in any jurisdiction outside California. Kissco has no subsidiaries and owns no similar interest in any other entity.

     (B) Other than approval of the shareholders of Kissco required by applicable law and other than the agreements contemplated in Sections 2(c), 2(d) or 2(e), Kissco has obtained all necessary corporate authorizations and material approvals required for the execution, delivery and consummation of the transactions provided for in this Agreement. This Agreement, and when executed and delivered each of the other agreements contemplated by this Agreement, to which Kissco is to be a party, constitutes the valid and binding obligations of Kissco, enforceable against Kissco in accordance with its terms except as such enforcement may be limited by bankruptcy laws or other laws affecting creditors' rights generally.

     (C) Kissco has authorized capital of 20,000,000 shares of Common Stock, $0.001 par value per share, of which a total of 4,030,000 shares of Common Stock are issued and outstanding and 3,000,000 shares of Preferred Stock, $0.001 par value per share, of which a total of 1,818,750 are designated as the Series A Preferred Stock, and of which 1,577,803 are issued and outstanding, and 840,000 Kissco Common Shares are reserved for issuance under outstanding Kissco Options and 200,000 Kissco Common Shares are reserved for issuance under Kissco Subordinated Notes, and no other shares are reserved for issuance under outstanding convertible notes or other securities or arrangements except the Kissco Options listed in the Disclosure Schedule. There are no preemptive rights or similar rights as to Kissco's capital stock. All of the Kissco Shares that are outstanding are, and all of the Kissco Shares which shall have become outstanding prior to the Effective Time shall be when issued, validly issued, fully-paid and non-assessable and were or shall have been issued in compliance with all applicable federal and state securities laws.

     (D) The execution and delivery of this Agreement by Kissco, and the consummation of the transactions and obligations contemplated hereby, do not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default (or an event that would upon notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance of any kind on any of its assets pursuant to (i) its Articles of Incorporation, as amended, or bylaws, as amended, (ii) any material agreement, document or instrument to which Kissco is a party or by which Kissco is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Kissco.

     (E) The unaudited financial statements of Kissco as of December 31, 1997 as previously delivered to ESYNCH, and as of December 31, 1998 when delivered to ESYNCH shall, fairly present the consolidated financial condition of Kissco for the periods and at the dates stated therein, subject to normal audit adjustments and the absence of footnotes. No fact or condition is known to Kissco that materially adversely affects, or that is reasonably expected to materially adversely affect Kissco's business or financial condition, taken as a whole.

     (F) Kissco is not (i) a party to any pending or, to its knowledge, likely to be a party to any threatened investigation, litigation or legal proceeding that may have a material adverse effect upon its financial condition, business or prospects, or (ii) subject to any order, judgment or decree that would reasonably be likely to have such effect. All known, current or potential, or threatened claims that could reasonably be anticipated to result in a material claim against Kissco for indemnity are set forth in the Kissco Disclosure Schedule.

     (G) At the Closing Date, all of the assets of Kissco shall be free and clear of any and all material liens, liabilities, claims or encumbrances of any kind or nature whatsoever, except those in favor of expressly provided herein or as arises in favor of ESYNCH.

     (H) Except as set forth in the Kissco Disclosure Schedule, to the best knowledge of Kissco, neither has Kissco infringed nor is Kissco now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation, which infringement would have an material adverse effect on Kissco. Kissco has not received any written notice or other written indication of any such claim of infringement.

     (I) Kissco has not utilized the services of, and it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby. Neither Kissco nor any holder of Kissco securities has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which ESYNCH, Acquisition Sub, Kissco or any of the other person could become liable or obligated or otherwise. The solicitations of holders of Kissco Shares, Kissco Options, or any other securities of Kissco, do not and shall not involve any advertisement, general solicitation, or payment of commissions or other amounts, directly or indirectly, to persons soliciting consents, approvals, exchanges or proxies or any violations by Kissco of registration or qualification requirements of applicable federal or state securities laws. The holders of Kissco securities include no unsophisticated investors (except such as have retained personal representatives) and fewer than 35 non-accredited investors.

     (J) The Kissco Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material current or former employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant (or former employee of or consultant) to Kissco, any trade or business (whether or not incorporated) which is a member of a controlled group including Kissco or which is under common control with Kissco (an "ERISA Affiliate") within the meaning of Section 414 of the Code, (all such plans, practices and programs are referred to as the "Kissco Benefit Plans"), excluding agreements with former employees under which Kissco has no remaining monetary obligations. Neither Kissco nor any ERISA Affiliate maintains, or has ever maintained, an Kissco Benefit Plan intended to qualify under Section 401(a) of the Code or subject to Title IV of ERISA. There have been made available to ESYNCH copies of (i) each written Kissco Benefit Plan and (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Kissco Benefit Plan required to make such a filing. No Kissco Benefit Plan promises or provides retiree medical or other retiree welfare benefits to any person, and no Kissco Benefit Plan is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code with respect to any Kissco Benefit Plan, which could result in any material liability to Kissco. All Kissco Benefit Plans are in material compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and, Kissco has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and Kissco has no knowledge of any default or violation by any other party to, any Kissco Benefit Plans; and (iv) all contributions required to be made to any Kissco Benefit Plan pursuant to the terms of such Kissco Benefit Plan have been made on or before their due dates. The Kissco Disclosure Schedule also sets forth a true and complete list of (i) all employment agreements with officers or key management personnel of Kissco; (ii) all agreements with consultants obligating Kissco to make annual cash payments in an amount exceeding $10,000; (iii) all employees of, or consultants to, Kissco who have executed a confidentiality or non-competition agreement with Kissco;
     (iv) all severance agreements, programs and policies of Kissco with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of Kissco with or relating to its employees which contain change in control provisions. Except as set forth in the Kissco Disclosure Schedule, (i) there are no controversies, including any unfair labor practice complaint, pending or, to the knowledge of Kissco, threatened, between Kissco and any of its employees; and (ii) Kissco is in material compliance with all applicable laws, regulations and orders respecting employment and employment practices, terms and conditions of employment and wages and hours and Kissco is not engaged in any unfair labor practice.

     (K) The Kissco Disclosure Schedule includes a list of all agreements to which Kissco is a party or by which Kissco is bound (i) under which the consequences of a default, nonrenewal or termination could reasonably be expected to have a material adverse effect on Kissco; or
     (ii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of ownership" of Kissco. Such list shall include any agreements or notes or other instruments under which Kissco borrows money or finances the purchase of any goods or services, that grants any security interest or other lien or encumbrance on any assets of Kissco, restricts the scope or nature of or places geographic restrictions on the business of Kissco, that governs the provision of services by Kissco its clients, or provides for the sale or issuance of any shares of Kissco stock or any convertible securities or for the sale of any assets of Kissco, other than sales of inventory in the ordinary course of business consistent with past practice (collectively, the "Material Contracts"). Except as set forth in the Kissco Disclosure Schedule, all of the Material Contracts are valid and binding obligations of Kissco, and, to the knowledge of Kissco, of the other parties thereto, all such Material Contracts are in full force and effect and there has not occurred any material default under or breach of any of the Material Contracts, whether by Kissco or, to the knowledge of Kissco, by the other parties thereto and, to the knowledge of Kissco, no events or circumstances have occurred that, with the passage of time or the giving of notice, or both, would constitute a material breach or default of any such Material Contract (whether by Kissco or any of the other parties thereto) under any of the Material Contracts, or would materially impair or alter Kissco's rights or obligations or alter the rights or obligations of any third party under, or give to any of the other parties any rights of termination, amendment, acceleration or cancellation of any Material Contract, or result in the creation of a lien or encumbrance on any of the material assets of Kissco.

     SECTION 5. Representations and Warranties of ESYNCH. As of the date hereof and as of the Closing Date, ESYNCH represents and warrants, except as set forth on the ESYNCH Disclosure Schedule, to Kissco and the Kissco Holders as follows:

     (A) ESYNCH is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own and conduct its business as now conducted. Acquisition Sub is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own and conduct its business as now conducted. ESYNCH and each subsidiary of ESYNCH ("Subsidiary") is qualified to do business as a foreign corporation in each jurisdiction where the nature of its business or properties requires.

     (B) ESYNCH has authorized capital of 20,000,000 Common Shares, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.001 per share, of which a total of approximately 8,500,000 ESYNCH Common Shares are issued and outstanding, and a total of 600,000 shares of Preferred Stock, designated Series I Preferred Stock ("Series I Preferred Shares"), are issued and outstanding. The foregoing exclude the ESYNCH Common Shares issuable pursuant to this Agreement or upon subsequent exercise of ESYNCH Options issuable pursuant to this Agreement. As of the date hereof, the authorized capital stock of Acquisition Sub consists of three thousand shares of common stock, $.001 par value, one thousand shares of which are validly issued, fully paid and nonassessable and owned by ESYNCH. All outstanding shares of capital stock of each of ESYNCH's material subsidiaries have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by ESYNCH free and clear of all liens, charges, claims or encumbrances. Approximately 2,000,000 ESYNCH Common Shares are reserved for issuance under outstanding options or warrants. In addition, the former shareholders of SoftKat have a contingent right to receive up to 720,000 additional ESYNCH Common Shares, depending upon the trading price of the common stock during the 30-trading-day period ending November 16, 1999. ESYNCH's Series I Preferred Shares are redeemable at a price of $1.00 per share at the option of ESYNCH at any time, subject to legal restrictions on redemption or restrictions in loan or other agreements, and is required to be redeemed in certain amounts in certain events related to receipt of funding by ESYNCH. The Series I Preferred Shares become convertible into ESYNCH Common Shares as of November 17, 1999, or earlier if the Company receives a specified amount of funding prior to such time. The exercise price will be based on a formula, equal to the lesser of $3.00 per ESYNCH Common Share, or the average closing bid price for the common stock over the 10-trading-day period ending November 16, 1999. At the Effective Time, ESYNCH shall have full power and authority to issue the ESYNCH Common Shares and to reserve ESYNCH Common Shares for issuance pursuant to the ESYNCH Options, in the manner provided herein, free and clear of any liens, claims, charges, options and encumbrances, other than restrictions that arise under federal or state securities laws, and all of the ESYNCH Common Shares are, and those to be issued in accordance with the terms of this Agreement or upon exercise of ESYNCH Options shall be validly issued, fully-paid and non-assessable and free of any preemptive rights, and in reliance on the list of states and the representations and warranties made by Kissco as to the holders of its securities, and the further representations as shall be required to be made pursuant to Section 3(c), will be issued in compliance with exemptions from registration or qualification requirements of applicable federal and state securities laws. The other issuances of ESYNCH shares pending or currently contemplated include approximately 460,000 ESYNCH Common Shares issuable under or in connection with convertible notes, shares issuable in connection with private placements at prices to be negotiated, and shares issuable in connection with acquisitions. Prior to the Closing, ESYNCH shall provide Kissco with all such further related information as it may request and/or supplement the ESYNCH Disclosure Schedule.

     (C) ESYNCH and Acquisition Sub have obtained all necessary corporate authorizations and approvals including consents to third parties, required for the execution, delivery and consummation of the transactions provided for in this Agreement except for any federal and state securities law filings or permits as may be required hereafter, which will be timely made when due. This Agreement has been duly executed by each of ESYNCH and Acquisition Sub and constitutes a valid and binding obligation of ESYNCH and Acquisition Sub, enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy laws or other laws affecting creditors' rights generally.

     (D) The execution and delivery of this Agreement by ESYNCH, and the consummation of the transactions and obligations contemplated hereby does not conflict with or result in a material breach of the terms, covenants or provisions of, or constitute a material default (or an event that would upon notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance of any kind on any of the assets of ESYNCH or any Subsidiary pursuant to
     (i) its Certificate of Incorporation, as amended, or bylaws, as amended, (ii) any material agreement, document or instrument to which ESYNCH is a party or by which ESYNCH or any Subsidiary is bound, or
     (iii) any judgment, decree, order, statute, rule or regulation applicable to ESYNCH or any Subsidiary. Neither ESYNCH nor any of its material Subsidiaries is in default or violation (and no event has occurred that with the notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ESYNCH or any of its material Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to ESYNCH, any of its material Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) or
     (iii) for violations, breaches or defaults that individually or in the aggregate would not have a material adverse effect on ESYNCH and its Subsidiaries taken as a whole.

     (E) No fact or condition is known to ESYNCH or any subsidiary that materially adversely affects, or that may materially adversely affect any of the assets, business, financial condition or prospects of ESYNCH or any Subsidiary which is not reflected in the filings (the "Filings") by ESYNCH with the SEC, all of which have been delivered by ESYNCH to Kissco or have been accessed by Kissco through the Electronic Data Gathering and Retrieval System at the SEC's public website at http://www.sec.gov/cgi-bin/srch-edgar?innovus or at http://www.sec.gov/cgi-bin/srch-edgar?esynch. ESYNCH has not taken any action, or omitted to take any action, or executed any agreement, instrument or other document, that would create any liability for ESYNCH, which is not reflected in the Filings or in Appendix F to the Kissco Proxy Statement. Since January 1, 1998, ESYNCH has made all Filings required of it by the SEC or applicable federal or state securities laws in a timely manner and in compliance with such requirements. The Filings, including all financial statements and schedules included therein, at the time filed, and such Appendix F at the time prepared, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Filings complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934 and the Securities Act of 1933 and the applicable rules and regulations of the SEC thereunder. The financial statements of ESYNCH (including the related notes thereto) included in the Filings comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of ESYNCH and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The unaudited financial statements of ESYNCH, as set forth in the 10-QSB/A filed by ESYNCH on December 16, 1998 with the SEC fairly present the consolidated financial position of ESYNCH for the period ended, and at, September 30, 1998, subject to normal audit adjustments. No fact or condition is known to ESYNCH and not disclosed in the Filings that materially adversely affects, or that reasonably is expected to materially adversely affect, ESYNCH's or its subsidiaries' business or financial condition taken as a whole.

     (F) Neither ESYNCH nor any Subsidiary (i) is involved in any pending or, to its knowledge, threatened investigation, litigation or legal proceeding that may have a material adverse effect upon the consummation of the Merger or the business or prospects of ESYNCH or any Subsidiary, or (ii) is subject to any order, judgment, or decree that may have such effect.

     (G) To the best knowledge of ESYNCH, neither ESYNCH nor any Subsidiary has infringed, and neither now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation, which infringement would have an material adverse effect on ESYNCH or any Subsidiary. Neither ESYNCH has received any written notice or other written indication of any such claim of infringement. ESYNCH owns, or holds adequate licenses or other rights to use, all Intellectual Property used in or necessary for the operation of ESYNCH's business as now conducted.

     (H) ESYNCH has not utilized the services of, and that it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby. The solicitations of holders of Kissco Shares, Kissco Options, or any other securities of Kissco, do not and shall not involved any advertisement, general solicitation, or payment of commissions or other amounts, directly or indirectly, to persons soliciting consents, approvals, exchanges or proxies, or any violations by ESYNCH of registration or qualification requirements of applicable federal or state securities laws.

     (I) ESYNCH and Acquisition Sub each is acquiring any securities it may be deemed to receive in connection with the Merger for investment, and not with a view toward resale or distribution thereof, and ESYNCH acknowledges that such securities are neither registered under the Act, nor qualified under any state securities laws, and will bear restrictive legends required under such laws. ESYNCH further acknowledges having had an opportunity to request and receive additional information from Kissco regarding the merits and risks to ESYNCH and Acquisition Sub of the Merger, and being experienced and sophisticated in financial and business matters sufficient to protect its interests in this transaction and to evaluate the merits and risks of the Merger.

     (J) Except as publicly disclosed by ESYNCH, since September 30, 1998 there have been no events, changes or effects with respect to ESYNCH and its material Subsidiaries having, or that are likely to have, individually or in the aggregate a material adverse effect on ESYNCH and its Subsidiaries taken as a whole.

     (K) Except as publicly disclosed by ESYNCH, ESYNCH and its material Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Permits"). Except as publicly disclosed by ESYNCH, ESYNCH and its material Subsidiaries are in compliance with the terms of the Permits. Except as publicly disclosed by ESYNCH, the businesses of ESYNCH and its material Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations that individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a material adverse effect on ESYNCH and its Subsidiaries taken as a whole. Except as publicly disclosed by ESYNCH, no investigation or review by any governmental entity with respect to ESYNCH or any of its material Subsidiaries is pending or, to the best knowledge of ESYNCH, threatened, nor, to the knowledge of ESYNCH, has any governmental entity indicated an intention to conduct the same, other than, in each case, those that ESYNCH reasonably believes will not have a material adverse effect on ESYNCH and its Subsidiaries taken as a whole.

     (L) Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and by the Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and by the Agreement.

     SECTION 6. Closing; Conditions.

     (A) Closing. Unless the parties shall mutually fix another date, time or place, the closing of the Merger ("Closing") shall take place at 2:00 P.M. Pacific Time as promptly as practicable following the execution of this Agreement, at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660. The date on which Closing occurs is referred to herein as the "Closing Date." Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously as of the Closing Date, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     (B) Conditions to Obligations of ESYNCH. The obligations of ESYNCH to cause Acquisition Sub to consummate the Merger are subject to the satisfaction of, or ESYNCH's written waiver of, each of the following conditions by or before the Termination Date:

           (I) Accuracy of Representations and Warranties. Kissco's representations and warranties contained in Section 4 of this Agreement shall have been true and correct as of the dates when made and again as of the Closing Date, except to the extent that the event or development rendering such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty of Kissco untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on Kissco or ESYNCH or on the ability of Kissco, Acquisition Sub, or ESYNCH to consummate the Merger.

           (II) Compliance with Covenants. Kissco shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in this Agreement, unless the failure to perform, satisfy or comply, taken together with all other such failures, does not constitute a material failure by Kissco to perform its obligations hereunder.

           (III) Receipt of Officers' Certificate. ESYNCH shall have received from Kissco a certificate, executed by respectively, the President and Secretary of Kissco and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6(d) (with regard to Kissco only) and Section 6(b), including a certification that each representation or warranty contained in Section 4 is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date.

           (IV) Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to ESYNCH and its counsel, and ESYNCH and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           (V) Board and Shareholder Approvals. The Board of Directors of Kissco shall have unanimously approved this Agreement and the Merger, and determined that each of them is aware of all personal interests of the directors in this transaction, if any, and that the Merger and the transactions contemplated in this Agreement are fair from a financial point of view to Kissco and the shareholders of Kissco and is in Kissco's and such shareholders' best interests, and shall not have rescinded or qualified such approval. At least seventy-five percent of the shareholders of Kissco shall have approved the Merger and this Agreement and not more than 10% shall have disapproved of this Agreement and the Merger.

           (VI) Dissenting Kissco Shares. There shall be fewer than five percent (5%) of the Kissco Common Shares and fewer than five percent (5%) of the Kissco Preferred Shares constituting dissenting shares as defined in Article 13 of the CGCL. All of the Kissco Options shall have become the ESYNCH Options as described in Section 2(d).

           (vii) Shareholder Information. The lists and information provided by Kissco or Kissco's legal counsel to ESYNCH or ESYNCH's legal counsel concerning the residencies, accreditedness, status as institutional investor, and sophistication of the holders of Kissco securities, as the case may be, shall have been correct in all material respects as with respect to availability of exemptions from registration or qualification under federal and state securities laws, including exemptions under Rule 506 of Regulation D and corresponding state laws and regulations, or with respect to any relevant exemption for offers and sales of securities to institutional investors in connection with the Merger and each of the related transactions contemplated in Section 2.

           (vii) ESYNCH, Kissco and a mutually acceptable escrow agent shall have entered into the Escrow Agreement.

           (viii) All employees of Kissco (except employees terminable at will by Kissco without obligation for severance or any other payment, other than any required by law for all employees) shall have validly terminated their employment agreements with Kissco; the parties to the Shareholders Agreement dated February 27, 1998 shall have validly terminated such agreement; and all registration rights binding on Kissco or its successors or assigns shall have been validly terminated, all without incurring any continuing obligation to Kissco or ESYNCH.

     (C) Conditions to Obligations of Kissco. The obligations of Kissco to consummate the Merger, are subject to the satisfaction of, or Kissco's written waiver of, each of the following conditions by or before the Termination Date:

           (I) Accuracy of Representations and Warranties. ESYNCH's representations and warranties contained in this Agreement shall have been true and correct as of the dates when made and again as of the Closing Date, except to the extent that the event or development rendering such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty of ESYNCH untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on ESYNCH or on the ability of ESYNCH, Kissco or Acquisition Sub to consummate the Merger.

           (II) Compliance with Covenants. ESYNCH shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in this Agreement, unless the failure to perform, satisfy or comply, taken together with all other such failures, does not constitute a material failure by ESYNCH to perform its obligations hereunder.

           (III) Receipt of Officers' Certificate. Kissco shall have received from ESYNCH a certificate, executed by respectively, the President and Chief Financial Officer of ESYNCH and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6(d) (with regard to ESYNCH and Acquisition Sub only) and
     Section 6(c), including a certification that each representation or warranty contained in Section 5 is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date.

           (IV) Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Merger, and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to Kissco and its counsel, and Kissco and its counsel shall have received all such counterpart originals or certified or file-stamped or other copies and proofs of filing of such documents as they may reasonably request.

           (VI) Board and Shareholder Approvals. The Board of Directors of Acquisition Sub shall have unanimously approved this Agreement and the Merger, and determined that the Merger and the transactions contemplated in this Agreement is entirely fair to ESYNCH, as the sole shareholder of Acquisition Sub and provides the best available financial value to the shareholder of Acquisition Sub and is in Acquisition Sub's and such shareholder's best interests, and shall not have rescinded or qualified such approval. The sole shareholder of Acquisition Sub shall have approved the Merger and this Agreement. The Board of Directors of ESYNCH shall have unanimously approved this Agreement, the Merger and the issuances of all ESYNCH securities contemplated by this Agreement.

     (D)  Conditions to Obligations of Each Party.

           (I) There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other governmental or regulatory entity that presents a substantial risk of restraint or prohibition of the Merger; and no such restraint or prohibition shall be effective as of the Closing or the Closing Date, whether or not the action in which the same was entered shall remain pending.

     SECTION 7. Termination. This Agreement may be terminated, and the Merger abandoned, prior to the Closing solely by the following means and with the following effects:

     (A) By Mutual Agreement. ESYNCH and Kissco may terminate this Agreement by mutual written consent at any time.

     (B) By Kissco. Kissco may unilaterally terminate this Agreement: (i) If ESYNCH has breached any of its representations or warranties or covenants contained in this Agreement and such breach is of a nature that would, in the reasonable determination of Kissco, cause the failure of the condition to Kissco's obligations set forth in Section 6(c), and ESYNCH has failed to cure such breach within ten (10) business days following written notice to ESYNCH from Kissco identifying and describing such breach in reasonable detail; or (ii) Upon written notice to ESYNCH at any time after March 31, 1999 (the "Termination Date"), if the Closing and the Closing Date shall not have occurred on or prior to such date, unless such failure results from Kissco breaching any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

     (C) By ESYNCH. ESYNCH may unilaterally terminate this Agreement: (i) If Kissco has breached any of its representations or warranties or covenants contained in this Agreement and such breach is of a nature that would, in the reasonable determination of ESYNCH, cause the failure of the condition to ESYNCH's obligations set forth in Section 6(b), and Kissco has failed to cure such breach within ten (10) business days following written notice to Kissco from ESYNCH identifying and describing such breach in reasonable detail; or (ii) Upon written notice to Kissco after the Termination Date, if the Closing shall not have occurred on or prior to such date, unless the failure results from ESYNCH breaching any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

     (D) Effect of Termination; Remedies. In the event of the termination of this Agreement pursuant to this Section 7, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, and all documents, instruments and consideration delivered hereunder shall be returned to the delivering party within two days of such termination. Specifically, and without limiting the generality of the foregoing, Kissco and ESYNCH agree that termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the other party of its representations, warranties and covenants under this Agreement. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 8. Remedies for Breaches of this Agreement.

          All of the representations and warranties of ESYNCH, Acquisition Sub and Kissco contained in Sections 4 or 5 shall survive and continue in full force and effect until and shall expire at the Effective Time. The remedies contained in this Section 8 shall constitute the sole remedies of the Parties for claims under this Section 8, provided that if ESYNCH makes a written claim for indemnification hereunder before the Expiration Date, then each of the holders of Kissco Shares, and their successors and assigns, who otherwise would have any claim or interest in the Escrow whatsoever, agrees to indemnify ESYNCH, the Surviving Corporation, its respective stockholders, directors, officers, employees, representatives, insurers, lenders, attorneys, accountants and agents ("Indemnified Parties"), from and hold the Indemnified Parties harmless against any loss, damage, judgment, lien, claim, expense or cost, including attorneys' fees and costs arising from or related to (1) the litigation of Kissco required to be disclosed in Schedule 4(f), (2) any claims or demands of dissenting shareholders, or (3) any other claims or demands of any past or present Kissco shareholders, option holders, or security holders against Kissco, its directors or officers related to this Agreement or the Merger (other than as arise from any breach of ESYNCH's obligations under this Agreement); provided, however, that there shall be no obligation to indemnify the Indemnified Parties except to the extent that their claims for indemnification aggregately are in excess of $50,000; and provided, further, that the sole source of indemnity for the Indemnified Parties under this Section 8 shall be the ESYNCH Common Shares deposited in the Escrow (as defined in the Escrow Agreement), and upon the release of the Escrow, shall have no liability under this
     Section 8.

     SECTION 9. Certain Covenants Prior to Closing.

     (A) Access. Each party shall make available to the other all information regarding the party that the other party reasonably may request and shall authorize all reasonable visits to the party's premises with such staff, consultants and experts as the other party may reasonably request. Kissco shall promptly provide ESYNCH's legal counsel with originals or full and complete copies of Kissco's minute books and of Kissco's stock ledgers and option ledgers and, in each case, books and records related thereto. Kissco agrees to coordinate closely all activities concerning it creditor and security holder relations and renegotiations with ESYNCH's and Acquisition Sub's CEO. Each party shall conduct any such inquiries with appropriate discretion and sensitivity to the other party's relationships with its employees, clients and suppliers. The parties acknowledge that certain of the information made available to one another pursuant to this Section 9 and otherwise in connection with the Merger is confidential, proprietary or otherwise nonpublic ("Confidential Information"), and each party agrees, for itself and for each of representatives, that it shall maintain in confidence and not disclose or use, except as contemplated in this Agreement or to enforce or interpret this Agreement or as required by law or judicial order, any Confidential Information, and in addition agree to keep such material confidential to the same extent as it maintains the confidentiality of its own sensitive and confidential information. The confidentiality provisions in this Section shall survive any termination of this Agreement and the consummation of the Merger, except that if the Merger is consummated, the obligations of and restrictions on ESYNCH and Acquisition Sub hereunder shall thereupon terminate. Each party shall be responsible on the same basis for any disclosure of Confidential Information by any of its representatives. Kissco shall use its best efforts to (1) cause its accountants to cooperate in ESYNCH's due diligence before the Effective Time and performance of audits after the Effective Time and
     (2) provide ESYNCH unaudited financial statements of Kissco for the year ended and as of December 31, 1998, and for the subsequent periods to the extent practicable.

     (B) Conduct in Ordinary Course. ESYNCH and Kissco, respectively, shall (a) conduct its business in the usual, regular and ordinary course of business consistent with past practice (except as required by applicable law or by this Agreement), (b) use all reasonable efforts to maintain and preserve intact its business organization, employees and advantageous contractual and business relationships and retain the services of its officers and key employees (including by causing its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse prior to or upon the Closing, unless simultaneously with such event replacement policies providing substantially similar coverage for substantially similar (or lesser) premiums are in full force and effect), (c) conduct relations with its employees, excluding hiring and terminating practices, only in the ordinary course of business and consistent with past practice, and (d) take no action which could reasonably be expected to materially adversely affect or delay the ability of any party to this Agreement or any of their respective subsidiaries to obtain any necessary approvals of any governmental or regulatory entity or other third persons required for the Merger or for the transactions contemplated in connection therewith, or to perform its covenants and agreements under this Agreement.

     (C) Operating Restrictions. Without the other party's prior written consent (which consent shall not be unreasonably withheld or delayed), and without limiting the generality of the provisions of this Agreement, ESYNCH and Kissco, respectively, shall not, except as contemplated by this Agreement:

           (i) Amend or otherwise change its Articles of Incorporation or bylaws;

           (ii) Issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class (in the case of ESYNCH, other than ESYNCH's private offering or the exercise of ESYNCH's warrants or options or conversions of ESYNCH's convertible securities in accordance with their terms), any convertible securities or any other rights of any kind to acquire any shares of capital stock or convertible securities, or any other ownership interest (including, without limitation, any phantom interest) in such party or any subsidiary;

           (iii) Declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its shares of stock or propose to do any of the foregoing (in the case of Kissco, except on terms, if any, expressly contemplated in this Agreement);

           (iv) Take, or agree in writing or otherwise to take, any of the actions described in this Section 9(c) expressly made applicable to such party, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants in this Agreement.

     Prior to the Closing, without the written consent of ESYNCH, Kissco shall not do, or agree to do, any of the following:

           (v) (a) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice or in connection with purchases of equipment or capital improvements made in the ordinary course of business and consistent with past practices, make any loans or advances, (c) enter into any new or amend or terminate any existing material contract; (d) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000; or
     (e) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 9(c)(v);

           (vi) Increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the party (except as expressly contemplated in this Agreement), or establish, adopt, enter into or amend any collective bargaining, any employee benefit plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law, and promptly disclosed in writing to ESYNCH;

           (vii) Take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

           (viii) Make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in its financial statements;

           (ix) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practices of current liabilities that have become mandatorily due and payable and are reflected or reserved against in its financial statements; or

           (x) Sell, pledge, dispose of, grant any security interest in or encumber any assets of Kissco (except for (i) sales of assets or inventory in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets,
     (iii) sales of immaterial assets not in excess of $10,000 individually or $25,000 in the aggregate, and (iv) as otherwise expressly permitted in this Agreement);

     (D) Prior to the Closing Date, Kissco will use its reasonable efforts to negotiate settlement agreements with all of its creditors whose claims are disputed evidenced by agreements and documents satisfactory to Acquisition Sub.

     (E) Each respective parties' Board of Directors will, subject to their fiduciary duties, recommend this Agreement and the transactions contemplated hereby to its stockholders, and, subject to the requirements of applicable law, Kissco will seek consent from holders of Kissco Shares in writing or at a special meeting, pursuant to materials to be delivered to Kissco's shareholders that reasonably describes the material terms and provisions of the Merger and this Agreement, including any other transactions contemplated by this Agreement (the "Kissco Proxy Statement"). ESYNCH will provide, and be responsible for, all required information about ESYNCH and its affiliates for inclusion in the Kissco Proxy Statement. Kissco will be responsible for all other information therein. The parties and their respective representatives or counsel will consult each other concerning the form and content thereof. Kissco will use its best efforts to obtain the necessary approvals by its shareholders, note holders and employees of this Agreement and the transactions contemplated hereby and will otherwise comply with all legal requirements applicable to the Merger. Kissco will provide Acquisition Sub with a copy of the Kissco Proxy Statement and all modifications thereto a reasonable time prior to delivery and will consult with Acquisition Sub in connection therewith. Kissco will notify Acquisition Sub promptly of the receipt of any material comments or requests from the shareholders for amendments or supplements to the Kissco Proxy Statement or for additional information and will supply Acquisition Sub with copies of all correspondence between Kissco or any of its representatives, on the one hand, and the shareholders their or representatives, on the other hand, with respect to the Kissco Proxy Statement or the Merger. If at any time prior to Kissco's shareholder meeting or the effectiveness of a written consent of Kissco's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Kissco Proxy Statement, Kissco will promptly prepare and mail to its shareholders such an amendment or supplement. Kissco has provided, and will provide, ESYNCH with true and correct copies of current drafts of all of the correspondence between Kissco, or its affiliates or representatives, on the one hand, and the holders of Kissco Shares, Kissco Options, or other options or securities, on the other hand, for the purposes contemplated in this Agreement or indicating agreement or rejection of the proposals made by or for Kissco.

     (F) Until this Agreement is terminated, neither Kissco nor its agents or representatives shall, without the prior consent of Acquisition Sub, sell, agree to sell, enter into negotiations to sell , or discuss the sale of the assets of Kissco (other than in the ordinary course) or the stock of Kissco, to or with any party except as disclosed to Acquisition Sub in advance and agreed upon by both parties and except as contemplated in this Agreement or as permitted under Section 9(c). Unless and until this Agreement is terminated in accordance with its terms and except as contemplated by this Agreement, neither Kissco nor any of its respective officers, directors, employees, agents or other representatives shall (i) solicit, initiate, or encourage, or enter into discussions or any letter of intent or agreement with respect to, any inquiries, proposals or offers that contemplate, propose or relate to any Acquisition Proposal (as hereinbelow defined), (ii) undertake or consummate, any sale or other disposition of, or grant of any rights or options with respect to, or any pledge, hypothecation or encumbrance of, any of the outstanding shares of capital stock of Kissco or any authorized but unissued shares of capital stock or convertible securities of Kissco (other than those contemplated by this Agreement); or (iii) provide information regarding Kissco or its businesses or assets, capitalization, financial condition or operating results to any person (other than as provided in this Agreement, or to a government agency having jurisdiction over Kissco, or to its respective creditors in the course of such relationship, or as otherwise contemplated in this Agreement, or to Kissco's shareholders, note holders or employees for purposes related to this Agreement). Kissco shall immediately notify Acquisition Sub after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to Kissco in connection with a possible Acquisition Proposal or for access to the properties, books or records of Kissco by any person or entity that informs the Board of Directors of Kissco that it is considering making, or has made, an Acquisition Proposal. "Acquisition Proposal" shall mean any inquiry, proposal, term sheet, discussion draft, letter of intent or other communication or agreement that contemplates, proposes or relates to
     (i) any possible sale or disposition by Kissco of, or any mortgage, lien or encumbrance on, any of its assets (other than sales of assets that are made in the ordinary course of business consistent with past practices); (ii) any sales by Kissco or its management or principal shareholders or issuance of shares of capital stock or convertible securities of Kissco (except as contemplated by this Agreement); (iii) any redemption or repurchase, or any recapitalization, of any of the outstanding Kissco Shares, Kissco Options, or of any other shares or other securities or debts of Kissco (other than those contemplated by this Agreement), (iv) any offer to purchase more than five percent (5%) of the outstanding shares of capital stock of Kissco, (v) any financing or refinancing, including any sale-leaseback of the assets of Kissco that involves the granting of any security interest or lien on, or the transfer of ownership of any of the assets of Kissco (other than in the ordinary course of business), or (vi) any merger or reorganization of Kissco with or any other business combination between Kissco and any other entity.

     (G) If any "fair price," "control share acquisition" or "moratorium" statute or other anti-takeover or similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated hereby, each constituent corporation and the members of the Board of Directors of the constituent corporation shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

     (H) Each of the parties shall give prompt notice to the other party, of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory entity in connection with the transactions contemplated by this Agreement; and
     (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed in a Disclosure Schedule or which relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 10. Miscellaneous Provisions.

     (A) Expenses. If the Closing fails to occur, each of the parties shall be solely responsible for all of their respective costs and expenses incurred in connection with the transactions contemplated herein, including, without limitation, legal fees, costs and expenses. If the Closing occurs, Acquisition Sub shall bear all of the costs and expenses (including reasonable legal fees and expenses) incurred by any and all of the parties hereto in connection with this Agreement and the transactions contemplated hereby.

     (B) Binding Effect. This Agreement shall be binding upon the successors and assigns of the respective parties hereto.

     (C) Specific Performance. Each of the parties executing this Agreement ("Parties") acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     (D) Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The execution of this Agreement by fewer than all of the persons identified on the signature pages hereto as securityholders of Kissco shall not detract from the enforceability or binding effect of this Agreement as to all signatories, and each Kissco Holder who is a signatory hereto is individually intending to be bound hereby to the extent provided herein. Signatures on faxed agreements, instruments and documents shall be considered originals, and shall be followed by originals by certified mail or messenger if requested.

     (E) Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     (F) Waivers. Any party to this Agreement may waive any right, breach or default which it has the right to waive; provided, that such waiver will not be effective against the waiving party unless it is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

     (G) Entire Agreement. This Agreement, including the disclosure schedules and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein. Without limiting the generality of the foregoing, this Agreement shall supersede the letter dated December 2, 1998 from ESYNCH addressed to Kissco which comprised the letter of intent between the parties.
     (H) Arbitration. All disputes between the parties hereto shall be determined solely and exclusively by binding arbitration under, and in accordance with the rules then in effect of, the Judicial Arbitration and Mediation Service, or any successors hereto ("JAMS"), in Orange County, California, unless the parties otherwise agree in writing. The parties shall jointly select a single arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator, provided that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the JAMS upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

     (I) Attorneys' Fees. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in determining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit and, if instituted, whether with regard to trial or appeals and shall separately entitle the prevailing party to the costs for collection of judgments.

     (J) Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     (K) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the following address, or any address designated in writing by such party by way of notice to the other parties:

     If to ESYNCH or Acquisition Sub:

                ESYNCH Corporation
                4600 Campus Drive
                Newport Beach, CA  92660
                Attention:  Thomas Hemingway

                And a copy to:

                Nicholas J. Yocca
                Stradling, Yocca, Carlson & Rauth P.C.
                660 Newport Center Drive, Suite 1600
                Newport Beach, CA  92660

     If to Kissco:     Kissco Software Corporation
                5000 Birch Street
                Suite 4000, West Tower
                Newport Beach, CA  92660
                Attention:  Donald Watters, President

                And a copy to:

                Day Campbell & McGill, LLP
                3070 Bristol, Suite 450
                Costa Mesa, California  92626
                Attention:  Leonard J. McGill, Esq.

     (L) Governing Law. This Agreement shall be governed by, and construed in accordance with, the CGCL, as applicable, and otherwise the laws of the State of California without regard to any conflict of law principles thereof.

     (M) Further Assurances. Each party agrees to cooperate with the other party to effect the transactions contemplated hereunder. Without limiting the generality of the foregoing, each of the parties shall execute, deliver and perform such agreements, documents and instruments as the other party may request in order to fully perform and carry out the terms and provisions of this Agreement. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from governmental or regulatory entities and the making of all other necessary registrations and filings, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Kissco Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (N)  No Third Party Beneficiaries.   Nothing expressed or implied in
     this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties executing this Agreement and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement. Provided, however,
     Section 2(b)(iii) is for the intended benefit of the Recipients, as defined in that Section.

          WHEREAS, the parties hereto have entered into the foregoing Agreement and Plan of Merger as of the date first above written.



     ESYNCH CORPORATION,                     ESYN KISSCO ACQUISITION
     a Delaware corporation                  CORPORATION, a Delaware
                                             corporation


    By:                                      By:
       Thomas Hemingway, Chief Executive        Thomas Hemingway, Chief
       Officer and President                    Executive Officer

    By:                                      By:
         T. Richard Hutt, Secretary             T. Richard Hutt, Secretary

    By:                                      By:
         James Budd, Vice President             James Budd, Vice President


                                             KISS SOFTWARE CORPORATION


                                             By:
                                                Donald Watters, President


                                             By:
                                                Sigmund A. Fidyke III,
                                                Secretary

                                             KISS HOLDERS:


                                             Donald Watters


                                             Sigmund A. Fidyke III